Exhibit 16.1

May 14, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read the statements made by Rineon Group, Inc. which we understand will be filed with Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Rineon Group, Inc. dated May 14, 2009.

We agree with the statements concerning our Firm pertaining to the Item 4.01 disclosure in such Form 8-K.

Very truly yours,

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.